As filed with the Securities and Exchange Commission on March 12, 2009
Registration No. 333-146745

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1 To

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCOPUS VIDEO NETWORKS LTD.
(Exact name of Registrant as specified in its charter)

Israel	N/A

(State or other jurisdiction of incorporation	I.R.S. Employer Identification Number)
or organization)

10 Ha'amal St., Park Afek Rosh Ha'ayin 48092, Israel + 972 (3) 900-7777

(Address and telephone number of Registrant's principal executive offices)

Scopus Video Networks Inc. 3 Independence Way 1st floor Princeton NJ, 08540

(Name, address and telephone number of agent for service)

Copies to:
Itay Frishman, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center
Tel Aviv 67021, Israel

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	☐

DE-REGISTRATION OF UNSOLD SHARES AND WITHDRAWAL OF REGISTRATION STATEMENT

        This Post-Effective Amendment No. 1 to Scopus Video Networks Ltd. (the “Registrant”) Registration Statement on Form F-3 (333-146745), filed October 16, 2007 (the “Registration Statement”), is filed to withdraw from registration all securities of the Registrant covered by the Registration Statement identified on the cover page of this Amendment which remain unsold as of the date hereof.

        On December 22, 2008, the Registrant entered into an Agreement and Plan of Merger by and among the Registrant, Harmonic Inc., (“Harmonic”) and Sunrise Acquisition Ltd., wholly-owned subsidiary of Harmonic (“Subsidiary”), pursuant to which the entire equity interest of the Registrant will be acquired by Harmonic through the merger of the Subsidiary with and into the Registrant (the “Merger”).  As a result of the Merger, every ordinary share of the Registrant outstanding prior to the Merger will be converted into the right to receive an amount of cash equal to $5.62. Accordingly, there will no longer be any outstanding equity securities of the Registrant other than those which will be owned by Harmonic.

        The Registrant intends to file a Form 15 on the date hereof to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Ha’ayin, Israel on the 12 day of March, 2009.

SCOPUS VIDEO NETWORKS LTD. By: /s/ Yaron Simler —————————————— Yaron Simler Chief Executive Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Scopus Video Networks Ltd. has signed this Registration Statement on this 12 day of March, 2009.

SCOPUS VIDEO NETWORKS INC. By: /s/ Yaron Simler —————————————— Yaron Simler

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 12 day of March, 2009.

Signature	Title

/s/ Yaron Simler	Chief Executive Officer and Director
——————————————	(principal executive officer)
Yaron Simler

/s/ Moshe Eisenberg	Chief Financial Officer (principal financial officer)
——————————————
Moshe Eisenberg

/s/ David Mahlab	Chairman of the Board of Directors
——————————————
David Mahlab

/s/ Orit Leitman	Director
——————————————
Orit Leitman

/s/ Jackie Goren	Director
——————————————
Jackie Goren

/s/ Tali Yaron Eldar	Director
——————————————
Tali Yaron Eldar

/s/ Moshe Ran	Director
——————————————
Moshe Ran

/s/ Alex Hilman	Director
——————————————
Alex Hilman